                 PRICING SUPPLEMENT, DATED FEBRUARY 23, 1996
                  TO PROSPECTUS DATED SEPTEMBER 27, 1995 AND
                 PROSPECTUS SUPPLEMENT DATED OCTOBER 6, 1995


                             BANPONCE CORPORATION

                             MEDIUM-TERM SERIES 2

             DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE

             PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

PRINCIPAL AMOUNT ............................  U.S. $25,000,000.00

ORIGINAL ISSUE DATE .........................  FEBRUARY 28, 1996

MATURITY DATE ...............................  MARCH 1, 1999

GLOBAL NOTE .................................  YES

INITIAL INTEREST RATE .......................  5.75%

INTEREST RATE BASIS .........................  FIXED

INDEX MATURITY ..............................  N/A

SPREAD ......................................  N/A

INTEREST RATE RESET PERIOD ..................  N/A

INTEREST PAYMENT PERIOD......................  JUNE 15, DECEMBER 15 AND AT
                                               THE MATURITY DATE

THE PROCEEDS FROM THE ISSUANCE OF THE NOTE TO WHICH THIS PRICING SUPPLEMENT RELATES WILL BE USED TO FINANCE BANPONCE CORPORATION SUBSIDIARIES.